Exhibit 99.1

Press Release

DCT INDUSTRIAL TRUST® REPORTS FOURTH QUARTER AND

2010 FULL-YEAR RESULTS

•	Funds from Operations, as adjusted, totaled $0.10 per share in fourth quarter and $0.39 per share for 2010

•	Total consolidated occupancy increased to 87.4% as of December 31, up from 82.7% in prior year

•	Completed $79.1 million of acquisitions totaling 921,000 square feet in fourth quarter with an additional 884,000 square feet totaling $46.7 million closed in January 2011

•	Same store net operating income declined 6.7% on a cash basis compared to prior year

DENVER, February 8, 2011 – DCT Industrial Trust Inc. ® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the three months and year ended December 31, 2010.

Funds from Operations (FFO) attributable to common stockholders and unitholders for the fourth quarter of 2010 totaled $23.9 million, or $0.10 per diluted share, excluding $5.3 million, or $0.02 per diluted share, of impairment losses and acquisition costs, compared with $26.9 million, or $0.11 per diluted share, excluding $0.3 million of severance costs and impairment losses, reported for the fourth quarter of 2009.

For the year ended December 31, 2010, FFO attributable to common stockholders and unitholders totaled $93.0 million, or $0.39 per diluted share, excluding $14.4 million of impairment losses, acquisition costs and debt modification costs. This compares with $112.4 million, or $0.50 per diluted share, excluding $3.9 million, or $0.02 per diluted share, of severance costs and impairment losses, reported for the year ended December 31, 2009.

Including impairment losses and acquisition costs, FFO was $0.08 per diluted share for the three months ended December 31, 2010. For the year ended December 31, 2010, including impairment losses, acquisition costs and debt modification costs, FFO was $0.33 per diluted share.

Net loss attributable to common stockholders for the fourth quarter of 2010 was $11.2 million, or $0.05 per diluted share, compared with a net loss of $3.8 million, or $0.02 per diluted share, reported for the fourth quarter of 2009. Net loss attributable to common stockholders for the year ended December 31, 2010 was $37.8 million, or $0.18 per diluted share, compared with a net loss of $18.6 million, or $0.10 per diluted share, for the year ended December 31, 2009.

“We are very pleased with our fourth quarter results. More importantly, leasing activity was very strong as our customers’ confidence in their businesses continues to improve along with the overall economy. Customer demand is translating into increased occupancy which reached 87.4%, an

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increase of 310 basis-points this quarter, in our total consolidated portfolio.” said Phil Hawkins, President and CEO of DCT Industrial. “We are optimistic that industrial real estate fundamentals will continue to improve in 2011.”

Operating Results and Leasing Activity

As of December 31, 2010, DCT Industrial owned 390 consolidated operating properties, comprised of 56.7 million square feet plus 1.1 million square feet of development and redevelopment properties. DCT Industrial’s consolidated operating portfolio occupancy was 88.9% as of December 31, 2010, up from 86.9% as of September 30, 2010. Including development and redevelopment, the total consolidated portfolio occupancy was 87.4% as of December 31, 2010 up from 84.3% as of September 30, 2010.

Net operating income was $43.0 million in the fourth quarter of 2010, compared with $43.9 million reported for the fourth quarter of 2009. For the twelve months ended December 31, 2010, net operating income totaled $165.8 million compared with $172.9 million earned in 2009. Total consolidated occupancy averaged 82.9% in 2010 compared to 84.0% in 2009.

Fourth quarter 2010 same store net operating income declined 5.7% on a GAAP basis and 6.7% on a cash basis, excluding revenue from lease terminations, when compared to the same period last year. For the year ended December 31, 2010, same store net operating income declined 7.1% on a GAAP basis and 8.8% on a cash basis, excluding revenue from lease terminations, when compared to 2009.

The Company achieved record leasing in the fourth quarter of 2010, with 4.6 million square feet executed, including 0.3 million square feet of development and redevelopment leases. For the year ended December 31, 2010, leases totaling 13.3 million square feet were signed, of which 2.3 million square feet were for development and redevelopment properties. As of December 31, 2010, 1.0 million square feet, or 1.7% of DCT’s total consolidated portfolio of 57.8 million square feet, was leased but not occupied.

The tenant retention rate was 88.6% and 73.8% for the fourth quarter and full year of 2010, respectively. In the fourth quarter of 2010, rental rates on signed leases declined 8.9% on a GAAP basis and 14.0% on a cash basis. In 2010, rental rates declined 8.7% on a GAAP basis and 10.0% on a cash basis with respect to signed leases.

Capital Deployment, Development Update and Disposition Activity

As previously announced, DCT Industrial successfully completed acquisitions with a total value of $111.5 million in 2010, of which $79.1 million was acquired in the fourth quarter which includes $14.0 million owned by non-controlling interests. Acquisitions comprised 1.5 million square feet of industrial properties in coastal and in-fill markets and a 19.3 acre land parcel in the Inland Empire West and are expected to generate a year-one cash yield of 8.2% on total cost. In addition, the Company closed 884,000 square feet, or $46.7 million, of acquisitions in January 2011 which increased $9.8 million owned by non-controlling interests.

“We are very pleased with the quality and volume of acquisitions we closed last year and the progress our local teams have made at growing our presence in select markets,” said Phil Hawkins. “We continue to pursue both core and value-add acquisitions and think that this part of the economic cycle presents a unique opportunity to acquire quality buildings at attractive prices, generating strong returns and cash flow growth over time.”

In the Company’s development portfolio, nine properties totaling 2.4 million square feet were stabilized in 2010, of which 0.7 million square feet were stabilized in the fourth quarter. An additional 0.7 million square feet of redevelopment properties were stabilized during 2010. In total, the Company stabilized approximately $150.0 million of projects in 2010 with a remaining pipeline of $131.1 million at December 31, 2010, including its proportionate share of joint ventures.

During the fourth quarter of 2010, DCT Industrial completed the disposition of four light industrial properties comprising 129,000 square feet. The vacant buildings were sold to users for a total sales price of $4.6 million. For the year ended December 31, 2010, DCT Industrial completed sales of 536,000 square feet for a total sales price of $21.6 million.

Solid Balance Sheet

The company’s consolidated net debt to book value of total assets (less cash and before depreciation and amortization) was 37.0% as of December 31, 2010, compared with 36.1% as of December 31, 2009. The Company’s fixed charge coverage for the fourth quarter of 2010 was 2.4 times and net debt to adjusted EBITDA was 7.4 times at December 31, 2010.

In addition, DCT Industrial raised $43.0 million though its continuous equity offering program during the fourth quarter of 2010 from the issuance of 9.1 million new shares. In 2010, DCT raised $60.4 million through the program. The proceeds from the issuances have been used to finance acquisitions.

Dividend

DCT Industrial’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on April 19, 2011, to stockholders of record as of April 7, 2011.

Guidance

The Company reiterated guidance for 2011 FFO of $0.33 to $0.38 per diluted share. Additionally, net loss attributable to common stockholders and unitholders is expected to be between $(0.14) and $(0.07) per diluted share.

The Company’s guidance excludes future real estate gains, losses, impairments, and costs of acquiring real estate properties.

Conference Call Information

DCT Industrial will host a conference call to discuss fourth quarter 2010 and full-year results and its recent business activities on Wednesday, February 9, 2011 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 317-6789 or (412) 317-6789. A telephone replay will be available through April 12, 2011 at 9:00 a.m. ET by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 447119. A live webcast of the conference call will be available in the Investor Relations section of the DCT

Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until February 9, 2012.

Supplemental information is available in the Investor Relations section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust®

DCT Industrial Trust is a leading industrial real estate company that owns, operates and develops high-quality bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of December 31, 2010, the Company owned, managed or had under development 76.3 million square feet of assets leased to more than 840 customers, including 14.6 million square feet managed on behalf of three institutional joint venture partners. Additional information is available at www.dctindustrial.com.

CONTACT:

Investor Relations

DCT Industrial Trust Inc.

303-597-0474

investorrelations@dctindustrial.com

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited, in thousands, except share and per share information)

	December 31, 2010	December 31, 2009
ASSETS
Land	$567,152	$519,485
Buildings and improvements	2,343,835	2,219,826
Intangible lease assets	93,497	116,243
Construction in progress	32,952	60,860

Total investment in properties	3,037,436	2,916,414
Less accumulated depreciation and amortization	(528,705)	(451,242)

Net investment in properties	2,508,731	2,465,172
Investments in and advances to unconsolidated joint ventures	138,455	111,238

Net investment in real estate	2,647,186	2,576,410
Cash and cash equivalents	17,330	19,120
Notes receivable	1,222	19,084
Deferred loan costs, net	5,883	4,919
Straight-line rent and other receivables, net of allowance for doubtful accounts of $2,088 and $2,226, respectively	33,278	31,607
Other assets, net	14,990	13,152

Total assets	$2,719,889	$2,664,292

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$38,354	$36,261
Distributions payable	17,458	16,527
Tenant prepaids and security deposits	20,759	19,451
Other liabilities	12,373	5,759
Intangible lease liability, net	18,748	5,946
Line of credit	51,000	—
Senior unsecured notes	735,000	625,000
Mortgage notes	425,359	511,715

Total liabilities	1,319,051	1,220,659

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized, 222,946,676 and 208,046,167 shares issued and outstanding as of December 31, 2010 and December 31, 2009, respectively	2,229	2,080
Additional paid-in capital	1,898,289	1,817,654
Distributions in excess of earnings	(689,127)	(591,087)
Accumulated other comprehensive loss	(15,289)	(11,012)

Total stockholders’ equity	1,196,102	1,217,635
Noncontrolling interests	204,736	225,998

Total equity	1,400,838	1,443,633

Total liabilities and equity	$2,719,889	$2,664,292

Total debt net of cash:
Senior unsecured notes and mortgage notes	$1,211,359	$1,136,715
Less cash and cash equivalents	(17,330)	(19,120)

Net debt	$1,194,029	$1,117,595

Book value of total assets less cash and before depreciation:
Total assets	$2,719,889	$2,664,292
Less cash and cash equivalents	(17,330)	(19,120)
Add back accumulated depreciation and amortization	528,705	451,242

Book value of total assets less cash and before depreciation and amortization	$3,231,264	$3,096,414

Percentage of debt to total assets	44.5%	42.7%

Percentage of net debt to book value of total assets less cash and before depreciation and amortization	37.0%	36.1%

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
REVENUES:
Rental revenues	$59,119	$59,541	$235,284	$239,964
Institutional capital management and other fees	1,082	653	4,133	2,701

Total revenues	60,201	60,194	239,417	242,665

OPERATING EXPENSES:
Rental expenses	8,212	7,448	33,527	32,532
Real estate taxes	7,889	8,150	35,963	34,493
Real estate related depreciation and amortization	29,368	28,516	115,123	109,420
General and administrative	6,735	8,221	25,262	29,224
Impairment losses	4,100	—	8,656	—

Total operating expenses	56,304	52,335	218,531	205,669

Operating income	3,897	7,859	20,886	36,996
OTHER INCOME AND EXPENSE:
Equity in income (loss) of unconsolidated joint ventures, net	(786)	533	(2,986)	2,698
Impairment losses on investments in unconsolidated joint ventures	(216)	—	(216)	(300)
Loss on business combinations	—	(169)	(395)	(10,325)
Interest expense	(15,423)	(12,576)	(56,903)	(52,670)
Interest and other income	244	364	356	1,918
Income tax benefit (expense) and other taxes	138	178	(918)	(1,846)

Loss from continuing operations	(12,146)	(3,811)	(40,176)	(23,529)
Income (loss) from discontinued operations	(747)	(518)	(2,890)	1,815

Loss before gain (loss) on dispositions of real estate interests	(12,893)	(4,329)	(43,066)	(21,714)
Gain (loss) on dispositions of real estate interests	—	(57)	13	5

Consolidated net loss of DCT Industrial Trust Inc.	(12,893)	(4,386)	(43,053)	(21,709)
Net loss attributable to noncontrolling interests	1,698	550	5,223	3,124

Net loss attributable to common stockholders	$(11,195)	$(3,836)	$(37,830)	$(18,585)

EARNINGS PER COMMON SHARE - BASIC:
Loss from continuing operations	$(0.05)	$(0.02)	$(0.17)	$(0.11)
Income (loss) from discontinued operations	0.00	0.00	(0.01)	0.01
Gain (loss) on dispositions of real estate interests	0.00	0.00	0.00	0.00

Net loss attributable to common stockholders	$(0.05)	$(0.02)	$(0.18)	$(0.10)

EARNINGS PER COMMON SHARE - DILUTED:
Loss from continuing operations	$(0.05)	$(0.02)	$(0.17)	$(0.11)
Income (loss) from discontinued operations	0.00	0.00	(0.01)	0.01
Gain (loss) on dispositions of real estate interests	0.00	0.00	0.00	0.00

Net loss attributable to common stockholders	$(0.05)	$(0.02)	$(0.18)	$(0.10)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	218,723	207,291	212,412	192,900

Reconciliation of Loss Attributable to Common Stockholders and Unitholders to Funds From Operations

(unaudited, in thousands, except per share information)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net loss attributable to common stockholders	$(11,195)	$(3,836)	$(37,830)	$(18,585)
Adjustments:
Real estate related depreciation and amortization	29,386	28,772	115,904	111,250
Equity in (income) loss of unconsolidated joint ventures, net	786	(533)	2,986	(2,698)
Equity in FFO of unconsolidated joint ventures	921	2,348	4,001	11,807
Less: loss on business combinations	—	169	395	10,325
Less: (gain) loss on dispositions of real estate interest	—	149	(2,091)	(1,354)
Gain on dispositions of non-depreciated real estate	—	(43)	13	783
Noncontrolling interest in the operating partnership’s share of the above adjustment	(3,283)	(3,625)	(13,426)	(17,907)
FFO attributable to unitholders	1,941	3,124	8,678	14,881

FFO attributable to common stockholders and unitholders, basic and diluted	18,556	26,525	78,630	108,502

Adjustments:
Impairment losses (1)	4,591	51	12,004	981
Debt modification costs	—	—	1,136	—
Acquisition costs	706	—	1,228	—
Severance costs	—	297	—	2,966

FFO, as adjusted, attributable to common stockholders and unitholders, basic and diluted	$23,853	$26,873	$92,998	$112,449

FFO per common share and unit, basic and diluted	$0.08	$0.11	$0.33	$0.48

FFO, as adjusted, per common share and unit, basic and diluted	$0.10	$0.11	$0.39	$0.50

FFO weighted average common shares and units outstanding:
Common shares for earnings per share – basic	218,723	207,291	212,412	192,900
Participating securities	1,722	1,376	1,689	1,535
Units	25,721	28,215	26,351	30,660

FFO weighted average common shares, participating securities and units outstanding – basic	246,166	236,882	240,452	225,095
Dilutive common stock equivalents	401	366	357	189

FFO weighted average common shares, participating securities and units outstanding – diluted	246,567	237,248	240,809	225,284

(1)	Excluding amounts attributable to noncontrolling interests.

Guidance(1)

The Company is providing the following guidance:

	Range for Full-Year 2011
	Low	High
Guidance:
Earnings per diluted share	$(0.14)	$(0.07)
Real estate related depreciation and amortization net of noncontrolling interest(2)	0.47	0.45

FFO attributable to common shares per diluted share	$0.33	$0.38

(1)	Guidance excludes future real estate gains, losses, impairments and costs of acquiring real estate properties.
(2)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.

The following table shows the calculation of our Fixed Charge Coverage for the three and twelve months ended December 31, 2010 and 2009 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net loss attributable to common stockholders	$(11,195)	$(3,836)	$(37,830)	$(18,585)
Interest expense (1)	15,446	12,607	56,998	52,851
Proportionate share of interest expense from unconsolidated joint ventures	973	230	3,230	3,478
Real estate related depreciation and amortization (1)	29,386	28,772	115,904	111,250
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,470	1,531	5,901	8,539
Income tax benefit (expense) and other taxes (1)	(131)	(173)	937	1,855
Stock-based compensation amortization	1,246	3,234	4,828	8,603
Noncontrolling interests (1)	(1,698)	(550)	(5,223)	(3,124)
Loss on business combinations	—	169	395	10,325
Non-FFO gains on dispositions of real estate interests	—	105	(2,079)	(570)
Impairment losses (1)(2)	4,916	52	12,329	981

Adjusted EBITDA	$40,413	$42,141	$155,390	$175,603

CALCULATION OF FIXED CHARGES:
Interest expense (1)	$15,446	$12,607	$56,998	$52,851
Capitalized interest	359	1,461	2,162	6,064
Amortization of loan costs and debt premium/discount	(252)	(305)	(1,240)	(1,341)
Proportionate share of interest expense from unconsolidated joint ventures	973	230	3,230	3,478

Total fixed charges	$16,526	$13,993	$61,150	$61,052

Fixed charge coverage	2.4	3.0	2.5	2.9

(1)	Includes amounts related to discontinued operations.
(2)	Includes impairment losses on investments in unconsolidated joint ventures.

The following table is a reconciliation of our property net operating income to our reported “Loss from continuing operations” for the three and twelve months ended December 31, 2010 and 2009 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Loss from continuing operations	$(12,146)	$(3,811)	$(40,176)	$(23,529)
Income and other taxes	(138)	(178)	918	1,846
Interest and other income	(244)	(364)	(356)	(1,918)
Interest expense	15,423	12,576	56,903	52,670
Equity in (income) loss of unconsolidated joint ventures, net	786	(533)	2,986	(2,698)
General and administrative	6,735	8,221	25,262	29,224
Real estate related depreciation and amortization	29,368	28,516	115,123	109,420
Loss on business combinations	—	169	395	10,325
Impairment losses	4,316	—	8,872	300
Institutional capital management and other fees	(1,082)	(653)	(4,133)	(2,701)

Total net operating income	43,018	43,943	165,794	172,939
Less net operating income – non-same store properties	(2,107)	(490)	(10,377)	(4,129)

Same store net operating income	40,911	43,453	155,417	168,810
Less revenue from lease terminations	(104)	(167)	(424)	(2,018)

Same store net operating income, excluding revenue from lease terminations	40,807	43,286	154,993	166,792
Less straight-line rents, net of related bad debt expense	(824)	(579)	(3,237)	(797)
Add back amortization of above/(below) market rents	(38)	87	561	1,064

Same store cash net operating income, excluding revenue from lease terminations	$39,945	$42,794	$152,317	$167,059

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including reimbursements, less rental expenses and real estate taxes, which excludes depreciation, amortization, impairment, general and administrative expenses and interest expense. We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income, and interest expense. However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations). Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income. Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

We believe that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, we consider FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, to be a useful supplemental, non-GAAP measure of our operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income (loss) attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gain (or loss) from dispositions of operating real estate held for investment purposes and adjustments to derive our proportionate share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations as defined by GAAP, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance, acquisition costs, debt modification costs and impairment losses. We believe that FFO excluding severance, acquisition costs and debt modification costs, which are non-routine items, and impairment losses is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results without taking into account the unrelated impairment losses relating to the decrease in value of certain real estate assets and investments in unconsolidated joint ventures. Readers should note that FFO captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, our FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of our performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net loss attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains and losses on disposed assets and business combinations. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the continuing impact of the economic recession that began in 2007 and the strength of the economic recovery; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as fires, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form-10K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.